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                                                                 Exhibit 3.1.3

                               STATE OF CALIFORNIA
                        OFFICE OF THE SECRETARY OF STATE

      I, BILL JONES, Secretary of State of the State of California, hereby certify:

      That the attached transcript of 3 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

                              IN WITNESS WHEREOF, I execute this certificate and
                                 affix the Great Seal of the State of California this day of

                                               JUL 02 2001
                                 -----------------------------------------

                                              /s/ Bill Jones
                                 -----------------------------------------
                                            Secretary of State


[SEAL]
The Great Seal of the
State of California

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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                              EDISON MISSION ENERGY


Kevin M. Smith and G. Gary Garcia certify that:

      A. They are the duly elected and acting Senior Vice President and Treasurer, respectively, of Edison Mission Energy, a California corporation (the "Corporation").

      B. The First Amended and Restated Articles of Incorporation of Edison Mission Energy shall be amended by adding the following section at the end of Article IV thereof:

      5. Notwithstanding any other provision of these Articles of Incorporation or applicable law, the Corporation shall not, without the approval of the shareholders of the Corporation, take any action or omit to take any action, either directly or indirectly, that under the Indenture, dated as of July 2, 2001, by and between Mission Energy Holding Company, a Delaware corporation and the sole shareholder of the Corporation, and Wilmington Trust Company, as trustee, or under the Credit Agreement, dated as of July 2, 2001, by and among Mission Energy Holding Company, as borrower, the lenders named therein, and Goldman Sachs Credit Partners L.P. (or any successor thereto), as the lead arranger, Mission Energy Holding Company has agreed the Corporation would not take or omit, or Mission Energy Holding Company has agreed it would not cause or permit the Corporation to take or to omit.

      C. All of the directors of the Corporation have consented in writing to adoption of this amendment.

      D. The corporation has one class of stock, Common Stock of which 100 shares are outstanding.

      E. The sole holder of the outstanding shares of the Corporation has consented in writing in accordance with Section 603(a) of the General Corporation Law of California (the "CGCL") to the adoption of this amendment, hereby satisfying the required vote of shareholders necessary to approve said amendment in accordance with Section 902 of the CGCL.

      F. This certificate shall become effective upon filing with the California Secretary of State.

                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, the undersigned have executed this Certificate on
July 2, 2001.

                               /s/ Kevin M. Smith
                              -------------------------------------
                              Kevin M. Smith
                              Senior Vice President of
                              Edison Mission Energy


                               /s/ G. Gary Garcia
                              -------------------------------------
                              G. Gary Garcia
                              Treasurer of
                              Edison Mission Energy

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                                   DECLARATION

      Each of the undersigned declares under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate of Amendment are true and correct of his/her own knowledge.

      Executed at Irvine, California, on July 2, 2001.

                               /s/ Kevin M. Smith
                              -------------------------------------
                              Kevin M. Smith
                              Senior Vice President of
                              Edison Mission Energy


                               /s/ G. Gary Garcia
                              -------------------------------------
                              G. Gary Garcia
                              Treasurer of
                              Edison Mission Energy